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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 20, 1996 (except for Note 16, as to which the date is March 8, 1996) in Amendment No. 2 to the Registration Statement (Form S-1, No. 33-63721) and the related Prospectus of American Shared Hospital Services for the registration of 1,732,000 shares of its common stock and 441,147 warrants to purchase its common stock.



                                          ERNST & YOUNG, LLP



Walnut Creek, California


May 6, 1996